UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2014

01-34219

(Commission File Number)

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 7, 2014, Destination XL Group, Inc. (the “Company”) entered into an Employment and Chairman Compensation Agreement with Seymour Holtzman, the Company’s current Chairman of the Board of Directors (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Agreement, Mr. Holtzman will serve as both an employee of the Company, reporting to the Board of Directors of the Company (the “Board”), and, in his capacity as Chairman of the Board, as Executive Chairman, with the duties of the Chairman of the Board as set forth in the Company’s Second Amended and Restated By-Laws (as discussed below). The initial term of the agreement will be for two years. Commencing August 7, 2015, the Agreement can be automatically extended for an additional one-year term on each anniversary date. As compensation for the employment services, Mr. Holtzman will receive an annual base salary of $24,000 and, as compensation for his services as Executive Chairman, Mr. Holtzman will receive annual compensation of $372,750.

ITEM 1.02—TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the execution of the Employment and Chairman Compensation Agreement discussed above, on August 7, 2014, the Company terminated its consulting agreement with Jewelcor Management, Inc. (“JMI”) (the “Consulting Agreement”). Prior to the execution of the Employment and Chairman Compensation Agreement, Mr. Holtzman was primarily compensated by the Company for his services pursuant to this Consulting Agreement. Mr. Holtzman is the Chairman, Chief Executive Officer and President and, together with his wife, indirectly, the majority shareholder of JMI. Under the terms of the consulting agreement, which was most recently amended April 2011, and by virtue of his employment, Mr. Holtzman received annual consulting compensation of $551,000 and a salary of $24,000. Effective February 1, 2014, Mr. Holtzman had voluntarily reduced his consulting compensation from $551,000 to $372,750.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective August 7, 2014, the Company amended its by-laws to delete the language in Section 6.2(A) and 6.2(B) as it relates to certain delineated responsibilities of the Company’s Chairman of the Board. The Chairman will continue to have such duties and functions as may from time to time be assigned by the Board. A copy of the Company’s Second Amended and Restated By-Laws is attached hereto as Exhibit 3.1.

ITEM 5.07—SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 7, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company had 50,621,327 shares of common stock outstanding on June 23, 2014, the record date for the Annual Meeting. At the Annual Meeting, holders of 48,712,749 shares of the Company’s common stock were present in person or represented by proxy. Set forth below are the matters submitted at the Annual Meeting by the Board of Directors to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors.

The Company’s stockholders elected ten directors to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The results of the voting were as follows:

Directors	Votes FOR	Votes AGAINST	Broker Non-Votes
Seymour Holtzman	42,749,903	644,946	5,317,900
David A. Levin	43,120,065	274,784	5,317,900
Alan S. Bernikow	43,107,218	287,631	5,317,900
Jesse Choper	40,372,301	3,022,548	5,317,900
Willem Mesdag	43,177,804	217,045	5,317,900
John E. Kyees	43,177,561	217,288	5,317,900
Ward K. Mooney	43,174,511	220,338	5,317,900
George T. Porter, Jr.	43,120,065	274,784	5,317,900
Mitchell S. Presser	43,161,564	233,285	5,317,900
Ivy Ross	43,179,584	215,265	5,317,900

Proposal 2: Advisory Vote on Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved by a non-binding advisory vote based upon the following votes:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
42,850,835	349,583	194,431	5,317,900

Proposal 3: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2015 was ratified based on the following votes:

Votes FOR	Votes AGAINST	Votes ABSTAINED
48,615,620	89,343	7,786

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws

10.1	Employment and Chairman Compensation Agreement dated August 7, 2014 between the Company and Seymour Holtzman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.

By:	/s/ Robert S. Molloy
Name:	Robert S. Molloy
Title:	Senior Vice President,
General Counsel and Secretary

Date: August 12, 2014